UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 25, 2017

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 South Capital of Texas Highway, Las Cimas IV, Suite 150

Austin, TX

(Address of principal executive offices, including zip code)

(512) 961-1891

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 25, 2017, Savara Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the sale and issuance of (i) an aggregate of 5,250,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) pre-funded warrants to purchase an aggregate of 775,000 shares of Common Stock (the “Pre-Funded Warrants”). The Pre-Funded Warrants will be exercisable at an exercise price of $0.01 per share and will expire seven years from the date of issuance. The offering price to the public of the Shares is $7.85 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $7.379 per share. The offering price to the public of the Pre-Funded Warrants is $7.84 per Pre-Funded Warrant, which represents the per share public offering price for the Shares less the $0.01 per share exercise price for each such Pre-Funded Warrant, and the Underwriters have agreed to purchase the Pre-Funded Warrants from the Company pursuant to the Underwriting Agreement at a price of $7.369 per Pre-Funded Warrant. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 787,500 shares of Common Stock at the same price per share as the Shares.

The Company estimates that the net proceeds from the offering will be approximately $44.2 million or approximately $50.0 million if the Underwriters’ option to purchase additional shares is exercised in full.

The Shares and the Pre-Funded Warrants will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-202960). A prospectus supplement relating to the offering will be filed with the SEC. The offering is expected to close on October 27, 2017, subject to the satisfaction of customary closing conditions.

The foregoing description of the material terms of the Underwriting Agreement and the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement and the form of Pre-Funded Warrant. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference, and a copy of the form of Pre-Funded Warrant is attached as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

A copy of the press release announcing the pricing of the public offering is attached to this Current Report on Form 8-K as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 25, 2017, by and between Savara Inc. and Jefferies LLC, as representative of the several underwriters named therein

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)

99.1	Press Release of Savara Inc. dated October 25, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2017	SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance Chief Financial Officer